SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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RED LION HOTELS CORPORATION
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April 20, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Red Lion Hotels Corporation at 9:00 a.m. EDT on Tuesday, May 24, 2016. The meeting will be held at the Hotel RL Baltimore Inner Harbor, 207 E. Redwood St., Baltimore, MD 21202.

The accompanying Notice of 2016 Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the meeting. In addition, management will speak on our developments of the past year and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Robert G. Wolfe
Chairman of the Board

IMPORTANT

A proxy statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

RED LION HOTELS CORPORATION

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2016

To the Shareholders of Red Lion Hotels Corporation:

The 2016 Annual Meeting of Shareholders of Red Lion Hotels Corporation will be held at 9:00 a.m. EDT on Tuesday, May 24, 2016 at the Hotel RL Baltimore Inner Harbor, 207 E. Redwood St., Baltimore, MD 21202, for the following purposes:

(1)	Election of nine individuals to the Board of Directors;

(2)	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for 2016;

(3)	Approval of the 2016 RLHC Executive Officers Bonus Plan;

(4)	Advisory (non-binding) vote on executive compensation; and

(5)	Transaction of such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed March 31, 2016 as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the proxy card or the information provided by your bank, broker or other holder of record. Even if you vote your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a bank, broker or other holder of record and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the bank, broker or other holder of record.

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary

Spokane, Washington

April 20, 2016

The 2015 Annual Report of Red Lion Hotels Corporation accompanies this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2016:

The Notice of Meeting, Proxy Statement, Proxy Card and 2015 Annual Report are available at http://investor.shareholder.com/rlhcorp/annuals-proxies.cfm.

(continued)

ii

RED LION HOTELS CORPORATION

201 West North River Drive, Suite 100

Spokane, Washington 99201

2016 PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Red Lion Hotels Corporation, a Washington corporation, for use at the 2016 Annual Meeting of Shareholders to be held at 9:00 a.m. EDT on Tuesday, May 24, 2016, and at any adjournments thereof. The meeting will be held at the Hotel RL Baltimore Inner Harbor, 207 E. Redwood St., Baltimore, MD 21202.

Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. This proxy statement and the accompanying proxy card are first being mailed on or about April 20, 2016 to all shareholders entitled to vote at the meeting.

Who Can Vote

You are entitled to vote at the meeting if you were a holder of record of our common stock, $.01 par value, at the close of business on March 31, 2016. Your shares may be voted at the meeting only if you are present in person or represented by a valid proxy.

For the ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the meeting, at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201. This list will also be available at the meeting.

Shares Outstanding and Quorum

At the close of business on March 31, 2016, there were 20,131,363 shares of our common stock outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) “FOR” election of the nine director nominees named below; (ii) “FOR” ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for 2016; (iii) “FOR” approval of the 2016 RLHC Executive Officers Bonus Plan; and (iv) “FOR” approval, on an advisory basis, of the compensation of our named executive officers. If one or more of the director nominees should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies may be voted in favor of the election of a substitute nominee or nominees proposed by the Board.

The proxy holders named in the enclosed proxy are authorized to vote in their discretion on any other matters that may properly come before the meeting or any adjournments thereof. At the time this proxy statement went to press, management was not aware of any matter that may properly be presented for action at the meeting other than those described in this proxy statement. In addition, no shareholder proposal or director nomination was received on a timely basis, so no such other matters may be brought to a vote at the meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. Shareholders of record may revoke a proxy by delivering a written notice of revocation or a duly executed proxy bearing a later date to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other holder of record, you may change your vote by submitting new voting instructions to that holder of record. Please note that if your shares are held of record by a broker, bank or other holder of record and you decide to attend the meeting, you may vote at the meeting only if you present a legal proxy issued in your name from that holder of record.

Voting of Shares

Shareholders of record as of the close of business on March 31, 2016 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the meeting. You may vote by attending the meeting and voting in person or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other holder of record, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies that are received before the polls are closed at the meeting and are not revoked or superseded will be voted at the meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the meeting but not voting, shares represented by proxies that reflect abstentions on one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Abstentions on any of the proposals under consideration at the annual meeting will not count as votes “cast”. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and does not have (or elects not to exercise) discretionary authority to vote the shares without such instructions. The effect of abstentions and broker non-votes on each of the proposals on the agenda for the annual meeting is discussed below in the sections discussing those proposals.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our shareholders. We will also furnish copies of the proxy materials to banks, brokers and other holders of record holding in their names shares of our common stock that are beneficially owned by others, so that the proxy materials can be forwarded to those beneficial owners. We will reimburse these banks, brokers and other holders of record for costs incurred in forwarding the proxy materials to the beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our Articles of Incorporation and By-Laws, the Board consists of from three to 13 directors, as determined from time to time by resolution of the Board. The number of directors that currently constitutes the Board is nine.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all nine of our current directors for election at the meeting, to hold office for a term expiring at next year’s annual meeting.

Voting for Directors

Each share of common stock is entitled to one vote for each of the nine nominees. Cumulative voting is not permitted. With respect to each nominee, shares may be voted “FOR”, “AGAINST” or “ABSTAIN”. Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” the election of the nine nominees. If any nominee should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

We have adopted majority voting procedures for the election of directors in uncontested elections. If a quorum is present, a nominee for election to a position on the Board will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee. The term of any incumbent director who does not receive a majority of votes cast in an election held under the majority voting standard terminates on the earliest to occur of the following:

•	90 days after the voting results of the election are determined;

•	the date on which the Board selects another individual to fill the position; or

•	the effective date of the director’s resignation.

The following will not be considered votes cast and will not count towards the election of any director nominee:

•	a share whose ballot is marked as abstain;

•	a share otherwise present at the meeting but for which there is an abstention;

•	a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction; and

•	broker non-votes.

Because an abstention from voting for a nominee is not treated as a vote cast, it will have no effect on the election of the nominee. Brokers do not have discretionary authority to vote in the election of directors. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote in the election, the broker will submit a non-vote. Because a broker non-vote is not treated as a vote cast, it will have no effect on the election of the nominee.

Set forth below is biographical information for each nominee. There are no family relationships among any of the nominees or among any of the nominees and our executive officers.

Nominees for Election at the Annual Meeting

Raymond R. Brandstrom, age 63, has been a director since November 2009. Since January 2013, he has been an employee of Columbia Pacific Management, Inc., a company that has some common ownership with Columbia Pacific Opportunity Fund, LP, one of our major shareholders. From January 2010 until December 2012, Mr. Brandstrom’s primary occupation was as an advisor to Emeritus Corporation. Mr. Brandstrom was one of Emeritus’s founders and served on its board of directors from its inception in 1993 until May 2013. From September 2007 to December 2009, he served as its Executive Vice President—Finance, Secretary and Chief Financial Officer. He had previously served at Emeritus in various capacities, including as its President and Chief Operating Officer. Mr. Brandstrom served as President of Columbia Pacific Group, Inc. and Columbia Pacific Management, Inc. From May 1992 to May 1997, Mr. Brandstrom also served as Vice President and Treasurer of Columbia Winery, a company that is engaged in the production and sale of table wines. Mr. Brandstrom adds outstanding operational and financial acumen to the Board, as well as years of experience in real estate development and as a public company director and chief financial officer.

James P. Evans, age 69, has been a director since December 2012. Mr. Evans served as our Interim President and Chief Executive Officer from August 2013 to January 2014. From 2011 to 2012, he served as the Chief Executive Officer of Brand USA, the nation’s first public-private global marketing effort to promote the United States as the world’s premier travel destination. He previously served as the Chief Executive Officer of Ardent Hotel Advisors from 2005 to 2011, as Chief Executive Officer of Jenny Craig, Inc. from 2003 to 2005 and as Chief Executive Officer of Best Western International, Inc. from 1998 to 2002. He has also held executive management positions in operations for DoubleTree Hotel Corporation and Hyatt Hotels and Resorts. Mr. Evans brings nearly 40 years of hospitality, hotel and brand management expertise to the Board.

Enrico Marini Fichera, age 47, has been a director since June 2015. The Board appointed him as a director, and has nominated him for reelection at the meeting, as required by the terms of an Investor Agreement that we entered into on June 15, 2015, with HNA RLH Investments LLC (the “Investor”), a Delaware limited liability company that is a wholly owned, indirect subsidiary of HNA Group Co., Limited (“HNA”), and with its affiliate, HNA Investment Management LLC, a Delaware limited liability company, in connection with the Investor’s purchase on that date of 2,987,343 shares of our common stock from Columbia Pacific Opportunity Fund, LP.

Mr. Marini Fichera has served as the Head of Investments for HNA Group North America LLC, an HNA company, since October 2014. From August 2008 to September 2014, he was the Senior Portfolio Manager and Principal at CHF Investment Management L.P. (“CHF”), a Beijing-based US $250 million growth capital fund. Mr. Marini Fichera has been involved in China since 2005 and has over 15 years of information technology, financial services, media, telecom, consumer & retail, industrials, energy (including clean energy) and infrastructure experience. He has worked on various private equity investments and M&A transactions with a total value greater than $30 billion. Prior to joining CHF, he worked for Deutsche Bank Securities Inc., Morgan Joseph & Co., Capital IQ Inc. (one of the original members that developed Capital IQ Inc.), Warburg Dillon Read (now UBS), and Lazard Frères & Co. Mr. Marini Fichera received an M.B.A. in Finance from New York University’s Stern School of Business and B.S. degrees in Mechanical Engineering and Mathematics from Columbia University.

David J. Johnson, age 69, has been a director since December 2012. Most recently, Mr. Johnson served from 1997 to 2005 as Chairman and Chief Executive Officer of KinderCare Learning Centers, Inc. From 1991 to 1996, Mr. Johnson served as Chairman, President, and Chief Executive Officer of Red Lion Hotels, Inc. Earlier in his career, he served as President, Chief Operating Officer and Director of Dillingham Holdings and President and Chief Executive Officer of Cal Gas Corporation. Mr. Johnson is currently a member of the board of directors of Grand Canyon Education, Inc. Mr. Johnson brings nearly 30 years of executive management experience to the Board along with significant industry expertise and brand experience as the former CEO of Red Lion Hotels, Inc.

Melvin L. Keating, age 69, has been a director since July 2010 and served as Chairman of the Board from May 2013 through May 2015. Since November 2008, Mr. Keating has been a private consultant, providing investment advice and other services to private equity firms. Mr. Keating also serves as a director of API Technologies Corp., where he is Chairman of the Audit Committee and a member of both the Compensation and Nominating/Corporate Governance Committees; Agilysys Inc., where he is Chairman of the Compensation Committee and a member of the Nominating/Corporate Governance Committee; and Modern Systems Inc. (formerly BluePhoenix Solutions Ltd.). Since 2010, Mr. Keating has also served as a director of the following companies: Bitstream Inc., Crown Crafts Inc., InfoLogix, Inc., Integral Systems, Inc. and White Electronic Designs Corp. Mr. Keating holds a B.A. degree from Rutgers University, as well as an M.S. in Accounting and an M.B.A in Finance, both from The Wharton School of the University of Pennsylvania. Mr. Keating’s experience as an executive and as a board member of other public companies, together with his real estate and financial acumen, are of great value in his role as a director of our company.

Gregory T. Mount, age 55, has been a director since November 2014. Mr. Mount joined our company as President and Chief Executive Officer in January 2014. From November 2009 to January 2014, he served as President of Richfield Hospitality, Inc., a hotel management company based in Denver, Colorado. From January 2007 to November 2009, he served as a Senior Vice President of Acquisitions at Sage Hospitality Resources,

LLC, a hotel management, investment and development company. From 1998 to 2006, Mr. Mount held various senior development and operations positions with Starwood Hotels & Resorts Worldwide, Inc. From 1990 to 1998, he served in several management positions at Interstate Hotels & Resorts, Inc. From 1982 to 1990, he worked in various operational roles at Marriott International, Inc. In early 2011, a staffing services company operated by Mr. Mount’s wife filed a petition for reorganization under federal bankruptcy laws. That case was administratively consolidated with a second reorganization case filed by the Mounts, who had personally guaranteed the commercial loan used to acquire the company. A joint plan of reorganization was confirmed in the fall of 2011, and in 2012 orders were entered finding both cases fully administered and discharging the individual debtors.

Michael Vernon, age 69, has been a director since December 2012. Mr. Vernon served as the Chief Financial Officer of Zulily, Inc. from 2011 to 2012. He served as Chief Financial Officer of Big Fish Games, Inc. from 2009 to 2011, as Chief Financial Officer of Zumobi, Inc. from 2007 to 2008 and as Chief Financial Officer of aQuantive, Inc. from 2000 to 2006. Prior to these roles, Mr. Vernon was the Chief Financial Officer and Chief Operating Officer at Park Plaza International, where he helped the company transform from a franchisor into a manager of high-end hotels. From 1995 to 1997, he was the Chief Financial Officer of Red Lion Hotels, Inc. Mr. Vernon brings more than 25 years of domestic and international experience in corporate finance, M&A, investor communications, and strategic development to the Board.

Alexander Washburn, age 46, is a managing member and co-founder of Columbia Pacific Advisors LLC. He has been involved in all phases of the firm’s development since its founding in 2006 and sits on each of the firm’s investment committees. Prior to founding Columbia Pacific Advisors, Mr. Washburn was a partner and portfolio manager at Summit Capital Management, a Northwest-based multi-strategy investment manager. He is a director of Winemakers Investment Properties, Freehold Corporation, SST Group, and Northeast Wireless Networks. He is also a trustee and member of the Board of Directors of the Seattle Aquarium. Mr. Washburn holds a B.A. from the University of Washington with a concentration in Finance.

Robert G. Wolfe, age 59, has been a director since December 2012 and has served as Chairman of the Board since May 2015. Mr. Wolfe brings more than 30 years of experience in investment banking, finance and investment management to the Board, including significant executive management and director-level experience. Since 2008, Mr. Wolfe’s primary activity has been to serve as president of Windy Point, LLC, a private investment firm. From 2002 to 2008, he was a partner at Northwest Venture Associates, a venture capital fund that invested exclusively in companies based in the Pacific Northwest (“NWVA”). Northwest Venture Partners III, L.P. (NVP III), one of the venture capital funds managed by NWVA, was a small business investment company administered by the U.S. Small Business Administration (SBA). Mr. Wolfe was an investor in the limited liability company that owned the general partner of NVP III. Due to the recession in 2008 and other factors, the SBA elected to exercise rights that resulted in the assets of NVP III being placed in receivership in June 2009. From 1999 to 2002, Mr. Wolfe was President and Chief Operating Officer of Toronto-based GT Group Telecom, which was Canada’s largest independent local exchange carrier. Mr. Wolfe has significant experience in finance and investment banking, including working at Goldman Sachs from 1987 to 1995. He also serves as a director of Darigold, Inc.

The Board recommends a vote “FOR” each of the nine nominees.

Director and Director Nominee Qualifications; Diversity

Our Nominating and Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to our company’s business and business goals. The committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The committee construes Board diversity broadly to include many factors. As a result, the committee strives to ensure that our Board is composed of individuals with a variety of different opinions, perspectives, personal, professional and industry experience, backgrounds, skills and expertise.

In addition to the qualities described previously in the individual biographies, the following matrix summarizes the skills and attributes of our director nominees for 2016 that we believe are essential to our business:

	Raymond Brandstrom	James Evans		Enrico Marini Fichera		David Johnson		Melvin Keating	Gregory Mount		Michael Vernon		Alexander Washburn	Robert Wolfe
Senior leadership/CEO/COO experience	✓		✓		✓		✓	✓		✓		✓	✓	✓
Business development experience	✓		✓		✓		✓	✓		✓		✓	✓	✓
Financial expertise/CFO	✓				✓			✓				✓		✓
Outside public board experience	✓				✓		✓	✓					✓	✓
Independence	✓		✓		✓		✓	✓				✓	✓	✓
Industry Experience			✓				✓			✓		✓	✓	✓
Marketing/sales expertise			✓				✓			✓		✓
Government expertise			✓											✓
Mergers and acquisitions experience	✓		✓		✓		✓	✓		✓		✓	✓	✓
Demonstrated integrity- personal and professional	✓		✓		✓		✓	✓		✓		✓	✓	✓
Real estate expertise	✓		✓		✓		✓	✓		✓		✓	✓	✓
Franchising expertise		✓		✓		✓			✓		✓

We have concluded that all of our director nominees have the skills, experience, knowledge and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our company. We believe that the diverse backgrounds of these nominees will ensure that we have a Board that has a broad range of industry-related knowledge, experience and business acumen.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP to serve as our independent registered public accounting firm for 2016 and has further directed that this selection be submitted for ratification by our shareholders at the annual meeting. BDO USA, LLP has audited our financial statements since 2001. Representatives of the firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board is submitting the selection of the firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

Each share of common stock is entitled to one vote on the proposal to ratify the selection of BDO USA, LLP and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers will have discretionary authority to vote on Proposal 2. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, we anticipate that the broker will vote “FOR” this proposal. Therefore, there should be no broker non-votes on this proposal.

Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” ratification of the selection of BDO USA, LLP.

PROPOSAL 3

APPROVAL OF THE 2016 RLHC EXECUTIVE OFFICERS BONUS PLAN

We are asking our shareholders to approve the 2016 RLHC Executive Officers Bonus Plan, which is intended to increase shareholder value and the success of our company by motivating eligible executives to achieve our financial, strategic and operating objectives in order to be eligible to earn a cash bonus. If the plan is approved by our shareholders, that approval should permit us to receive a full federal income tax deduction for compensation (if any) paid under the plan that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). Our Compensation Committee approved the plan on March 28, 2016, subject to the approval of our shareholders at the annual meeting. Our Board unanimously recommends that our shareholders approve the plan.

Shareholder approval is not required for our company to be able to offer bonuses or other cash incentives to its employees. However, under Section 162(m), our company may not receive a federal income tax deduction for compensation (including bonuses) paid to our President and Chief Executive Officer, or CEO, or any of our next three most highly compensated executive officers other than our chief financial officer) to the extent that any of these persons receives total compensation of more than $1 million in any one year. Notwithstanding that general rule, if the compensation qualifies as “performance-based” under Section 162(m), we may be eligible to receive a full federal income tax deduction for the compensation, even if total compensation to an affected executive otherwise is more than $1 million during a single year. The plan allows us to pay cash incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible for federal income tax purposes under current law. In order for the potential cash compensation to qualify as performance-based, the plan under which the compensation is paid must (among other things) be approved by shareholders. Therefore, we are asking shareholders to approve the 2016 RLHC Executive Officers Bonus Plan at the annual meeting. If shareholders do not approve the plan, it will be terminated. However, if that happens, we may choose to pay bonuses or other incentives outside of the plan, which payments, if any, may not be deductible.

A copy of the 2016 RLHC Executive Officers Bonus Plan is attached to this Proxy Statement as Appendix C. The following summarizes the terms of the plan and does not purport to be fully descriptive. Please refer to Appendix C for more detailed information about the plan. The statements made in this Proxy Statement regarding the plan should be read in conjunction with and are qualified in their entirety by reference to the complete terms of the plan.

Purpose

The purpose of the 2016 RLHC Executive Officers Bonus Plan is to increase shareholder value and the success of our company by motivating eligible executives to achieve our company’s financial, strategic, and operating objectives. The plan provides executives with the ability to earn cash incentive awards for the achievement of goals relating to the performance of our company, its departments and the individual executives.

Eligibility to Participate

Our CEO together with the individuals who were executive vice presidents of our company at the beginning of 2016 are the only persons eligible to participant in the plan.

Target Bonuses Awards and Performance Goals

The plan provides for potential bonuses for our CEO and our executive vice presidents. The target bonuses under the plan (“Target Bonuses”) are 75% of 2016 base salary for our CEO and 50% of 2016 base salary for each of the other executives.

Bonuses under the plan will be based on the following three performance goals:

•	Achievement of at least 90% of our 2016 budgeted adjusted earnings before interest, taxes, depreciation and amortization (“Budgeted Adjusted EBITDA”).

•	Achievement of a departmental goal based on our 2016 earnings per share.

•

Achievement of an individual goal that has been specified by the Compensation Committee for each executive. The individual goals are based on one or more of the following business criteria: gross operating profit; revenues from group business; RevPar growth; increase in RevPar index; development of tools to measure guest experience; and addition of franchised and managed hotels to our system of hotels.

Actual Awards

To determine bonuses under the plan, the EBITDA goal will be weighted 80% and each of the other two goals will be weighted 10%. No bonus will be payable under the plan unless the ratio (“EBITDA Goal Achievement”) of (i) our actual adjusted EBITDA for 2016, to (ii) Budgeted Adjusted EBITDA exceeds 90%.

If the EBITDA Goal Achievement percentage is 150% or higher, an executive will be entitled to a payout equal to:

•	twice his Target Bonus (“Maximum Payout”), if the executive achieves both his department and individual goals;

•	90% of the Maximum Payout, if the executive only achieves one of his department and individual goals; or

•	80% of the Maximum Payout, if the executive achieves neither his department nor his individual goal.

If the EBITDA Goal Achievement percentage is 100%, an executive will be entitled to a payout equal to:

•	his Target Bonus, if the executive achieves both his department and individual goals;

•	90% of his Target Bonus, if the executive only achieves one of his department and individual goals; or

•	80% of his Target Bonus, if the executive achieves neither his department nor his individual goal.

The plan specifies other payout amounts that will apply if the EBITDA Goal Achievement percentage is between 90% and 100% or between 100% and 150%.

Any payments due under the plan will be made to participants as soon as administratively possible following the end of 2016. A participant must be employed by us at the time of payment in order to receive a payout. All payments under the plan are subject to previous approval by the Compensation Committee. Bonuses otherwise payable under the plan may be deferred, partially paid or withheld in their entirety if the Compensation Committee determines that to be in the best interests of our company.

The plan provides that a participant who receives a bonus under the plan will be required to repay the bonus to the extent required by (i) any “clawback” or recoupment policy adopted by our company to comply with the requirements of any applicable laws, rules or regulations, or (ii) any applicable law, rule or regulation that imposes mandatory recoupment.

The Compensation Committee also may choose to pay bonuses or other compensation to plan participants outside of the 2016 RLHC Executive Officers Bonus Plan on terms established by the Compensation Committee from time to time. Any such bonuses or other compensation may not qualify as performance-based under Section 162(m).

Administration

Our Compensation Committee will administer the 2016 RLHC Executive Officers Bonus Plan with the assistance of our Director of Compensation and Benefits, our Senior Vice President, Human Resources, and our chief financial officer.

Tax Effects of the Plan

The 2016 RLHC Executive Officers Bonus Plan is intended to permit the payment of bonuses that qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), our company may not receive a federal income tax deduction for compensation paid to our CEO, or any of our next three most highly compensated executive officers other than our chief financial officer, to the extent that any of these persons receives more than $1 million in any one year. However, “performance-based” compensation that qualifies under Section 162(m) is exempt from this $1 million limitation. The plan allows us to pay cash incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on our company’s federal income tax return (subject to future changes in tax laws and other circumstances). We also may choose to pay other or additional compensation outside of the plan that is not intended to qualify as performance-based compensation (and that, therefore, may not be tax deductible for our company). For example, base salaries do not qualify as performance-based compensation and any bonuses paid outside of the plan likely would not qualify as performance-based compensation.

Amendment and Termination of the Plan

The Compensation Committee has the right to cancel, change, modify or interpret any and all provisions of the plan at any time without notice.

Bonuses Paid to Certain Individuals and Groups

Awards, if any, under the plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The following table sets forth the Target Bonus and Maximum Bonus potentially payable to each of the participants:

2016 RLHC Executive Officers Bonus Plan

Name and Position	Target Bonus ($)(1)	Maximum Bonus ($)(1)
Gregory T. Mount
President and Chief Executive Officer	369,750	739,500
William J. Linehan
Executive Vice President, , Chief Marketing Officer	160,325	320,650
Thomas L. McKeirnan
Executive Vice President, General Counsel and Corporate Secretary	139,637	279,273
Harry G. Sladich
Executive Vice President, Hotel Operations and Sales	127,213	254,426
All executive officers, as a group (4 persons) (2)	796,925	1,593,849
Non-Executive Director Group (3)	—	—
Non-Executive Officer Employee Group (3)	—	—

(1)	Bonus amounts in the table are calculated by reference to the current annual base salaries of the participants. Actual bonus amounts will be calculated by reference to the annual base salaries in effect on December 31, 2016.
(2)	James A. Bell, our former Executive Vice President, Chief Financial Officer, was eligible to participate in the plan until his employment terminated on April 8, 2016. Due to his termination, he will not receive any award under the plan.
(3)	The individuals in these groups are not eligible to participate in the plan.

Vote Required

Each share of common stock is entitled to one vote on Proposal 3 and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers do not have discretionary authority to vote on Proposal 3. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, the broker will submit a non-vote.

Proposal 3 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” approval of the 2016 RLHC Executive Officers Bonus Plan.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, to approve on an advisory basis the executive compensation of our named executive officers. The text of the resolution is as follows:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement under the captions “Compensation Discussion and Analysis” and “Executive Compensation”.

As described in this proxy statement under Compensation Discussion and Analysis, our compensation program is designed to focus executives on the achievement of specific annual and long-term goals. We structure the goals to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value.

The following features of the compensation structure reflect this approach:

•	Our executive compensation program has both short- and long-term components.

•	The annual cash incentive component focuses on one or more specific performance goals and allows for discretionary compensation based on performance not otherwise measured by the goals.

•	Our agreements with executives generally do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

The Board believes that the current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes that this program properly aligns the executives’ interests with those of shareholders.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in greater detail how our compensation program advances the specific goals that we set.

Each share of common stock is entitled to one vote on Proposal 4 and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers do not have discretionary authority to vote on Proposal 4. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, the broker will submit a non-vote.

Proposal 4 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers.

Although the advisory vote on Proposal 4 is non-binding, we expect that the Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, take the outcome of the vote into consideration, along with other relevant factors, in making determinations concerning future executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2016 by: (i) each of our directors and nominees; (ii) each of our executive officers; (iii) all of our directors, nominees and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

Beneficial Owner	Number of Shares Owned(1)	Percentage of Common Stock(1)
HNA Investment Management LLC (2)	3,238,401	16.1%
Daniel R. Baty (3)	3,052,638	14.8%
Alexander Washburn (4)	2,952,638	14.4%
Columbia Pacific Opportunity Fund, LP (4)	2,510,105	12.5%
Dimensional Fund Advisors LP (5)	1,700,160	8.4%
Eidelman Virant Capital, Inc. (6)	1,432,187	7.1%
Thomas L. McKeirnan (7)	110,341	*
Raymond R. Brandstrom	62,144	*
Melvin L. Keating	55,790	*
Harry G. Sladich (8)	38,610	*
James P. Evans	34,091	*
David J. Johnson	34,091	*
Michael Vernon	34,091	*
Robert G. Wolfe	34,091	*
Gregory T. Mount	22,252	*
James A. Bell (9)	15,932	*
William J. Linehan (10)	15,729	*
Enrico Marini Fichera (11)	0	*
All directors and executive officers as a group (13 persons) (12)	3,409,800	16.6%

*	Represents less than 1% of the outstanding common stock.
(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of shares of common stock if such person has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days after March 31, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for this beneficial owner is 225 Liberty Street, New York, NY 10281. The shares shown for this beneficial owner are based solely on the following documents filed by this beneficial owner: Schedule 13D (filed June 25, 2015), Schedule 13D/A (filed December 9, 2015) and Form 4 (filed December 16, 2015).
(3)	The address for this beneficial owner is 1910 Fairview Avenue East, Suite 500, Seattle, Washington 98102. The shares shown for this beneficial owner are based solely on the Schedule 13D/A that Mr. Baty jointly filed on June 17, 2015 with certain affiliated entities and individuals reporting the following holdings:

•	100,000 shares owned by Mr. Baty individually;

•	2,510,105 shares held by Columbia Pacific Opportunity Fund, LP (the “Fund”); and

•	442,533 shares subject to a warrant held by an entity in which Columbia Pacific Real Estate Fund II, LP (the “Real Estate Fund”) holds an indirect ownership interest.

Columbia Pacific Advisors, LLC, of which Mr. Baty, Alexander Washburn and Stanley L. Baty are the managing members, serves as the investment manager of the Fund and the Real Estate Fund.

(4)	See note 3.

(5)	The address for this beneficial owner is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 9, 2016.
(6)	The address for this beneficial owner is 8000 Maryland Avenue, Suite 380, St. Louis, Missouri 63105. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 12, 2016.
(7)	Includes 46,461 shares subject to options exercisable, and 9,790 shares subject to restricted stock units vesting, within 60 days after March 31, 2016.
(8)	Includes 9,298 shares subject to restricted stock units vesting within 60 days after March 31, 2016.
(9)	Includes 5,250 shares subject to restricted stock units vesting within 60 days after March 31, 2016. These restricted stock units terminated when Mr. Bell’s employment terminated on April 8, 2016.
(10)	Includes 4,749 shares subject to restricted stock units vesting within 60 days after March 31, 2016.
(11)	Based on information in the documents listed in note 2, Mr. Marini Fichera is one of five members of HNA Investment Management LLC (“HNA”), which has the authority to vote and dispose of the shares of our common stock shown as beneficially owned by it in the above table. Voting and investment decisions involving these shares require the approval of a majority of HNA’s members, none of whom individually has the power to vote or dispose of the shares.
(12)	Includes 46,461 shares subject to options exercisable, 442,533 shares subject to a warrant exercisable, and 29,087 shares subject to restricted stock units vesting, within 60 days after March 31, 2016. See note 9.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed by the Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, with respect to the year ended December 31, 2015, the Reporting Persons met all applicable Section 16(a) filing requirements, except that, due to a clerical error, 2,600 shares of our common stock that were issued in payment of director fees on April 14, 2015 to each of Raymond R. Brandstrom, James P. Evans, David J. Johnson, Melvin L. Keating, Michael Vernon and Robert G. Wolfe were not reported until Forms 4 were filed for these directors on July 17, 2015.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Board has adopted the following corporate governance documents:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Audit Complaints and Concerns Procedures;

•	Statement of Policy with respect to Related Party Transactions; and

•	Charters for each of its standing committees, which include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

We review each of these corporate governance documents annually and update them as necessary to reflect changes in regulatory requirements and evolving oversight practices. Copies of these documents are available online in the Investor Relations section of our website at www.redlion.com. We will provide paper copies of these documents to any shareholder upon written request to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201.

Director Independence

The Board has determined that each nominee for election as a director at the annual meeting, other than Gregory T. Mount, our President and Chief Executive Officer, and Alexander Washburn, is “independent” within the meaning of applicable listing standards of the New York Stock Exchange (the “NYSE”). Under the NYSE listing standards, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. Our Corporate Governance Guidelines contain categorical standards to assist the Board in making determinations of independence. A copy of these categorical standards is included in Appendix A to this proxy statement. The Board has made an affirmative determination that each independent member of the Board satisfies these categorical standards.

Meetings of the Board of Directors

The Board met 13 times in 2015. All directors attended at least 75% of the total number of meetings of the Board and its committees on which they serve.

We encourage all of our directors to attend each annual meeting of shareholders. All of the current directors who were on the Board at the time of the 2015 annual meeting of shareholders attended that meeting.

Executive Sessions of the Board

It is our policy that the independent directors meet in executive session without members of management following regularly scheduled meetings of the Board. The Chairman of the Board serves as the presiding director for these executive sessions.

Committees of the Board of Directors

We have three committees to assist the Board in fulfilling its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the membership of each committee as of March 31, 2016:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Raymond R. Brandstrom	✓	Chair
James P. Evans		✓	Chair
David J. Johnson		✓	✓
Melvin L. Keating	✓		✓
Michael Vernon	Chair

Audit Committee

The Audit Committee engages our independent registered public accounting firm, reviews with the firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the firm, reviews our financial statements, reviews our compliance with laws and regulations, receives and reviews complaints relating to accounting or auditing matters, considers the adequacy of our internal accounting controls, and produces a report for inclusion in our annual proxy statement. The Audit Committee met eight times in 2015.

The Board has determined that each member of the Audit Committee is financially literate under the current listing standards of the NYSE. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. All members of the Audit Committee are considered independent because they satisfy the independence requirements for board members prescribed by the NYSE listing standards, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation and evaluation of our President and Chief Executive Officer, or CEO, and other executive officers, makes recommendations to the Board regarding the compensation of directors, oversees the administration of our equity incentive plans and produces an annual report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee met six times in 2015.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers and directors are as follows:

•	Compensation for our executive officers is generally determined annually during the first few months of the year.

•

With respect to our CEO, the Compensation Committee generally reviews and approves performance goals for the current year, evaluates his performance in light of the goals established for the prior year, and establishes his compensation based on this evaluation and the facts and circumstances described below in Compensation Discussion and Analysis. As part of the evaluation process, the Compensation Committee solicits input from the CEO and other Board members. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and reported to the Board.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO and the facts and circumstances described below in Compensation Discussion and Analysis. Final determinations of their compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	The Compensation Committee periodically reviews the information contained in the biennial HVS North America Hotel Corporate Compensation Report.

•

The Compensation Committee has the sole authority to retain and compensate its own advisers. In December of 2014, the committee retained Towers Watson to conduct a pay assessment for our executive officers and to provide market practices for long-term incentives. The committee did not rely on that firm’s assessment in formulating the executive officers’ 2015 compensation.

•	The Compensation Committee reviews director compensation and benefits annually and makes recommendations to the Board with respect thereto.

•	The Compensation Committee has no authority to delegate any of the functions described above to any other persons.

The Board has reviewed the source of compensation received by each director serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair his ability to make independent judgments about our company’s executive compensation. The Board has also reviewed all affiliations the directors serving on the Compensation Committee have with our company and its subsidiaries and affiliates and determined that there is no such relationship that places any of these directors under the direct or indirect control of our company or senior management, or creates a direct relationship between the director and members of our senior management, in each case of a nature that would impair his ability to make independent judgments about our company’s executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board for selection or nomination those individuals qualified to become members of the Board under the criteria established by our Corporate Governance Guidelines, periodically reviewing and making recommendations to the Board with regard to size and composition of the Board and its committees, recommending and periodically reviewing for adoption and modification by the Board our Corporate Governance Guidelines and overseeing the evaluation of the Board and management. The Nominating and Corporate Governance Committee met four times in 2015.

Directors may be nominated by the Board or by shareholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board, including those recommended by shareholders, in accordance with its charter, our By-Laws and our Corporate Governance Guidelines. The committee will review age (a minimum age of 21 is prescribed for directors under the By-Laws), desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

While the committee is authorized to retain a third party to assist in the nomination process, we have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Section 3.3 of our By-Laws. Any shareholder of record who wishes to submit a nomination should review the requirements in the By-Laws for nominations by shareholders, which are included in the excerpt from the By-Laws attached as Appendix B to this proxy statement. Any nomination should be sent to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, Washington 99201. Any recommendations from shareholders regarding director nominees should be sent to the Nominating and Corporate Governance Committee in care of our Secretary at the same address.

Leadership Structure

We believe it is the CEO’s responsibility to lead the company and it is the responsibility of the Chairman of the Board to lead the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a separate chairman whose sole job is leading the Board. Accordingly, our Corporate Governance Guidelines currently provide that the Chairman of the Board cannot be an officer of the company. The Board retains the authority to modify this structure as and when appropriate to best address our company’s unique circumstances and to advance the best interests of all shareholders.

Board’s Role in Risk Oversight

The Board’s role in overseeing our company’s risk is to satisfy itself, directly or through Board committees, that —

•	there are adequate processes designed and implemented by management such that risks have been identified and are being managed;

•	the risk management processes function as intended to ensure that our company’s risks are taken into account in corporate decision making; and

•	the risk management system is designed to ensure that material risks to our company are brought to the attention of the Board or an appropriate committee of the Board.

Each of our company’s risk management processes is reviewed periodically (but at least once a year) by either the Board or an appropriate committee. Committee chairs regularly report on committee meetings at the meetings of the full Board.

The Board has reviewed our company’s current risk management systems and processes and concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, so long as the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other members of the Board, and provide timely and adequate reports to the full Board. The Board will continually evaluate its risk oversight role.

Communications with the Board of Directors

Our annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders or other interested parties may contact the Chairman of the Board at any time by sending an e-mail to chairman@redlion.com. In addition, shareholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending a written communication to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, Washington 99201. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted,

Compensation Committee of the Board of Directors

Raymond R. Brandstrom, Chairman

James P. Evans

David J. Johnson

March 28, 2016

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board, which is composed entirely of independent directors, as defined under NYSE rules, determines compensation for our executive officers. All decisions of the Compensation Committee are reported to our Board.

There are no material differences in the compensation policies or decisions with respect to the executive officers.

Compensation Program Objectives and Rewards

We believe that our executive compensation program should:

•	Attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contributions to this success; and

•

Pay for performance by rewarding and encouraging individual and superior company performance, on both a short- and long-term basis, in a way that promotes alignment with long-term shareholder interests.

All of the compensation and benefits for our executive officers have as a primary purpose our need to attract, retain and motivate highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors.

•	Base salary and benefits are designed to attract and retain executives over time.

•

Annual cash awards under our annual bonus plan for executive officers (the “Bonus Plan”) are designed to focus executives on one or more specific performance goals established each year by the Compensation Committee. Executive officers may also receive discretionary bonuses based on performance not otherwise measured by the Bonus Plan or for other reasons.

•

Long-term equity incentives — restricted stock units (“RSUs”) and stock options under our shareholder-approved stock incentive plans — focus executives’ efforts on the behaviors within their control that they believe are necessary to ensure our long-term success, as reflected in increases in our stock price over a period of years.

•

Severance and change of control arrangements are designed to facilitate our ability to attract and retain executives as we compete for talent in a marketplace where such protections are commonly offered. These arrangements ease an executive’s transition due to an unexpected employment termination. In the event of rumored or actual fundamental corporate changes, these arrangements will also allow executives to remain focused on our business interests.

We do not believe that any of our compensation policies and practices are reasonably likely to have a material adverse effect on our company. With respect to our compensation policies and practices for executive officers, we believe that our allocation of overall compensation among base salary and annual and long-term incentives encourages our executive officers to deliver strong results for our shareholders without taking excessive risks. The base salaries of our executive officers provide them assured cash compensation at levels that our Compensation Committee deems appropriate, taking into account their respective job duties and responsibilities. We believe these base salaries, taken together with their at-risk annual and long-term incentives, motivate the executive officers to perform at a high level. With respect to annual cash awards under the Bonus Plan, we believe that our use of one or more objective company financial performance goals, together with the Compensation Committee’s discretion to disqualify an executive officer from receiving an award that might otherwise be payable, serves to mitigate against undue risk-taking. We also believe that our use of multi-year vesting schedules for most of our long-term equity incentives encourages our executive officers to deliver value to our shareholders while mitigating risk.

At last year’s annual meeting, we asked our shareholders to approve, on an advisory basis, the 2014 compensation of our named executive officers disclosed in the proxy statement for that meeting. Nearly 82% of the votes cast on that proposal approved the compensation.

Elements of Our Compensation Program

Base Salaries

The Compensation Committee determines base salaries for the executive officers early each year, based on its assessment of all facts and circumstances that it considers relevant, which typically include most or all of the following factors:

•	individual performance;

•	job responsibilities;

•	tenure with the company as well as prior experience;

•	economic conditions;

•	retention considerations; and

•	the competitive labor market, including regional salary levels and those of executives at other hospitality companies.

In determining the base salaries of executive officers, the Compensation Committee also solicits input from the CEO on his compensation and takes into consideration recommendations made by the CEO with respect to the compensation of the other executive officers.

In early 2015 our company’s senior management provided the Compensation Committee with an analysis of compensation survey data included in the HVS North America Hotel Corporate Compensation Report. The analysis was based upon compensation data for the following five categories of hotel companies included in the report: National Data; Revenues less than $450 million; Revenues greater than $450 million; 15 - 50 hotels; and Greater than 50 hotels. This analysis showed that the 2014 base salaries of the CEO and three of the four other executive officers were less than the median of the 50th percentile base salaries reported for these five categories of hotel companies. The differences between the 2014 base salaries of our executive officers and the corresponding median amount were $314,000 for the CEO and from $41,000 to $92,000 for the other three executives whose 2014 base salaries were less than the corresponding median amounts.

After considering this analysis and assessing the other factors listed above, the Compensation Committee determined that the 2015 base salaries of the executive officers should be increased as follows:

	Base Salary ($)
	2014	2015	Increase ($)	Increase (%)
Gregory T. Mount	336,165	433,333	97,168	28.9
James A. Bell	285,000	303,077	18,077	6.3
William J. Linehan	286,165	291,500	5,335	1.9
Thomas L. McKeirnan	242,915	265,974	23,059	9.5
Harry G. Sladich	236,165	242,310	6,145	2.6

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that they exceed $1 million. No executive received base salary in excess of $1 million in 2015.

Bonus Plan and Other Annual Cash Awards

Each year the Compensation Committee generally establishes one or more performance goals for our executive officers under the Bonus Plan, as well as the various levels of cash awards that the executives will receive based on the extent to which their goals are achieved. The goals and award levels are initially proposed by the CEO, and the final goals and award levels are determined following a dialogue between the Compensation Committee and the CEO. Award levels are specified as a percentage of base salary. The Compensation Committee determines the award levels that are potentially available under the Bonus Plan based on the same factors that it considers in determining base salaries.

The following table sets forth the 2015 award levels under the Bonus Plan as well as the awards actually paid:

Bonus Plan Award Levels for 2015

	Percentage of Base Salary			Award Payouts ($)
	Threshold(1)	Target	Maximum	Threshold(1)	Target	Maximum	Actual
Gregory T. Mount	0%	50%	100%	0	216,667	433,333	260,200
James A. Bell	0%	40%	80%	0	121,231	242,462	145,589
William J. Linehan	0%	40%	80%	0	116,600	233,200	140,028
Thomas L. McKeirnan	0%	40%	80%	0	106,390	212,779	127,766
Harry G. Sladich	0%	40%	80%	0	96,924	193,848	116,398

(1)	Because award payouts under the Bonus Plan were based on multiple performance goals and the goal weightings were not uniform, we do not consider the Bonus Plan to have any “Threshold” award level.

In order to be eligible for a bonus under the plan at the target level, each executive had to meet three performance goals:

•

Achievement of our 2015 budgeted adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), reduced by income attributable to noncontrolling interests. The amount of the EBITDA goal was $10,178,000. Adjusted EBITDA as reported in our 2015 Form 10-K was $12,463,000. This was reduced by $1,297,000 of income attributable to noncontrolling interests. The balance of $11,166,000, which was approximately 110% of the plan’s EBITDA goal, was used in determining the award amounts under the plan.

•	Achievement of the following departmental goals by the specified executive:

Gregory T. Mount:	Execute 30 hotel deals with 22 openings
James A. Bell:	Successfully complete debt/equity financing and integration for three hotel acquisitions
William J. Linehan:	Execute 30 hotel deals with 22 openings
Thomas L. McKeirnan:	Execute 30 hotel deals with 22 openings
Harry G. Sladich:	Achieve budgeted gross operating profits for the joint venture hotels

•	Achievement of the following individual goals by the specified executive:

Gregory T. Mount:	Achieve 500 bps RevPar growth
James A. Bell:	Identify and explore at least two strategic M&A opportunities
William J. Linehan:	Achieve 500 bps RevPar growth
Thomas L. McKeirnan:	Execute three acquisitions
Harry G. Sladich:	Achieve budgeted group room revenue

To determine bonuses under the plan, the EBITDA goal was weighted 80% and each of the other two goals was weighted 10%. After review of the extent to which each of the applicable performance goals was achieved, the Compensation Committee determined that the overall performance by each executive was at 110% of target level. Under the terms of the plan, this entitled each executive to 120% of his target bonus, which is the amount of the bonus payout shown in the above table.

Under the Bonus Plan, there was an overriding discretionary analysis of each executive’s eligibility to receive variable pay. For example, if an executive failed to follow company policy and procedures, exposed the company to legal liability, or exhibited behavior inappropriate for a leadership position, the executive could have been disqualified from receiving variable pay, even if his specified performance goals had been achieved.

In addition to awards under the Bonus Plan, the Compensation Committee has on occasion granted discretionary bonuses to executive officers based on performance not otherwise measured by the Bonus Plan or for other reasons. No discretionary bonuses were granted for 2015.

We generally intend that executive officer cash compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Code, provided that other compensation objectives are met. We did not seek shareholder approval of the Bonus Plan under Section 162(m), because we anticipated that no executive officer would have, and no executive officer in fact had, aggregate base salary and annual incentive awards of more than $1 million for 2015.

Long-Term Equity Incentives

We have since 2009 provided long-term incentives to our executive officers in the form of restricted stock units (“RSUs”), typically with a vesting period of four years. We have done this in order not to unduly deplete the pool of shares available under our stock incentive plans, and also in recognition of the trend at many companies to rely more heavily on RSUs than on stock options because RSUs provide more stable incentives for executives. Prior to 2009, we also granted stock options to our executives, and we recently granted a stock option to our CEO. The equity incentives are intended to benefit shareholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. Both RSUs and stock options closely align our executives with the achievement of our longer-term financial objectives that enhance shareholder value.

The Compensation Committee each year generally determines the grants of equity incentives that will be made to our executive officers based on the same factors that it considers in determining base salaries. In early 2015, the committee awarded the executives RSUs with grant date values as shown in the following table:

	Value of Stock Underlying RSUs($)	Percentage of 2015 Base Salary
Gregory T. Mount	244,111	56.3%
James A. Bell	171,251	56.5%
William J. Linehan	165,245	56.7%
Thomas L. McKeirnan	139,258	52.4%
Harry Sladich	135,199	55.8%

For each executive, 25% of the RSUs shown in the above table vested on March 2, 2016, and the remainder are scheduled to vest in equal increments on the next three anniversaries of that date, except that the remaining RSUs held by Mr. Bell terminated when his employment terminated on April 8, 2016.

In addition to the RSU grants described above, the Compensation Committee made a special one-time RSU grant to each of the executive officers on the date of last year’s annual meeting of shareholders. The grant to the CEO covered 200,000 shares with a grant date value of $1,470,000, and the grant to each other executive officer covered 125,000 shares with a grant date value of $918,750. All of these RSUs are scheduled to vest on the fourth anniversary of the date of grant, although they may vest earlier under certain conditions if our company has a change of control. The Compensation Committee made these grants for two reasons. First, it felt that the executives would be better motivated if they had a larger equity position in our company. In addition, the committee was concerned that the leadership and abilities of the executives, along with the recent accomplishments of our company, made the executives susceptible to recruitment by our competitors and other industries.

•	Restricted Stock Units

RSU grants provide for the issuance of shares of our common stock if the recipient has met certain continued service requirements. Under all of the RSUs granted to our executive officers in 2015, other than the one-time grants described in the preceding paragraph, an executive was entitled to receive one-fourth of the shares subject to his award on each of the first four anniversaries of the date of grant so long as the executive remained continuously employed with us until the applicable anniversary.

Unlike stock options, RSUs may have value even if the price of our common stock does not increase. Nevertheless, we award RSUs because they promote retention and we believe they also create incentives for executives to focus on increased share prices so that the common stock subject to the award will be as valuable as possible when it is eventually issued. Although we do not impose any restriction on the sale of common stock issued pursuant to RSUs, we expect that our executives will continue to hold some if not all of the shares issued, which will also keep their interests aligned with those of our shareholders.

Our RSUs do not qualify as performance-based compensation under Section 162(m) of the Code. As a result, the value of common stock ultimately issued to an executive officer pursuant to an RSU will not be deductible to the extent that value in any year, when aggregated with the executive officer’s other compensation for that year that is subject to Section 162(m), exceeds $1 million.

•	Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of our stock options is set at fair market value, which is the closing selling price of our common stock on the NYSE on the grant date. The vesting provisions of the stock options we have granted in the past have varied, although they have generally vested in equal annual increments over a period of four years from the date of grant.

Under the shareholder-approved stock incentive plans, we may not grant stock options at a discount to fair market value or with a so-called “reload” feature, and we may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not lend funds to employees to enable them to exercise stock options.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee.

Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock option grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all our shareholders.

Under Section 162(m) of the Code, we generally may not deduct compensation paid to an executive officer in a calendar year if it exceeds $1 million. Certain compensation that is considered “performance-based” is deductible without regard to this $1 million limitation. We believe that any compensation attributable to stock options held by our executive officers will be considered performance-based, so Section 162(m) of the Code should not limit our ability to deduct it for federal income tax purposes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by our named executive officers for all services rendered in all capacities to us in 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Gregory T. Mount (3) President and Chief Executive Officer	2015 2014	407,173 298,045	260,200 202,500	1,714,111 271,243	0 0	0 0	0 114,578	2,381,484 886,366

James A. Bell (4) Former Executive Vice President, Chief Financial Officer	2015 2014	298,360 41,654	170,589 139,000	1,090,001 174,530	0 0	0 0	0 0	1,558,950 355,184

William J. Linehan (5) Executive Vice President, Chief Marketing Officer	2015 2014	290,214 231,698	140,028 120,000	1,083,995 139,994	0 0	0 0	0 5,187	1,514,237 496,879

Thomas L. McKeirnan Executive Vice President, General Counsel and Corporate Secretary	2015 2014 2013	259,916 232,410 220,448	127,766 92,700 0	1,058,010 90,000 89,995	0 0 0	0 0 0	0 6,367 10,133	1,445,692 421,477 320,516

Harry G. Sladich Executive Vice President, Hotel Operations and Sales	2015 2014 2013	240,806 225,929 197,358	116,398 90,000 0	1,053,949 90,000 79,997	0 0 0	0 0 0	0 6,367 10,133	1,411,153 412,296 287,388

(1)	Represents the grant date fair value of these stock awards. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the assumptions underlying the valuation of these equity awards.
(2)	The total value of all perquisites and personal benefits received by each executive officer in 2015 was less than $10,000.
(3)	Mr. Mount was hired effective January 27, 2014.
(4)	Mr. Bell was hired effective October 29, 2014. At the time of his hire, we agreed to pay him a $50,000 starting bonus in two installments of $25,000 each, one in 2014 and the other in 2015. These are included in his bonus amounts for 2014 and 2015. Mr. Bell’s employment terminated on April 8, 2016.
(5)	Mr. Linehan was hired effective February 24, 2014.

2015 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2015.

	Type of Award	Grant Date(3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)(2)	Target ($)	Maximum ($)
Gregory T. Mount	Annual Incentive Award		0	216,667	433,333
	Restricted Stock Units	3/2/2015				35,846	244,111
	Restricted Stock Units	5/20/2015				200,000	1,470,000

James A. Bell	Annual Incentive Award		0	121,231	242,462
	Restricted Stock Units	3/2/2015				25,147	171,251
	Restricted Stock Units	5/20/2015				125,000	918,750

William J. Linehan	Annual Incentive Award		0	116,600	233,200
	Restricted Stock Units	3/2/2015				24,265	165,245
	Restricted Stock Units	5/20/2015				125,000	918,750

Thomas L. McKeirnan	Annual Incentive Award		0	106,390	212,779
	Restricted Stock Units	3/2/2015				20,449	139,260
	Restricted Stock Units	5/20/2015				125,000	918,750

Harry G. Sladich	Annual Incentive Award		0	96,924	193,848
	Restricted Stock Units	3/2/2015				19,853	135,199
	Restricted Stock Units	5/20/2015				125,000	918,750

(1)	These represent the “Threshold”, “Target” and “Maximum” award payouts that were available for the 2015 performance period under our annual bonus plan for executive officers (the “Bonus Plan”). This plan is further discussed under the caption Bonus Plan and Other Annual Cash Awards in the Compensation Discussion and Analysis. There were awards in the amount of $789,981 paid under the Bonus Plan for 2015.
(2)	Because award payouts under the Bonus Plan were based on multiple performance goals and the goal weightings were not uniform, we do not consider the Bonus Plan to have any “Threshold” award level.
(3)	For the restricted stock units (“RSUs”), the closing market price of our common stock on March 2, 2015 was $6.81, and on May 20, 2015 it was $7.35.
(4)	One-fourth of the RSUs granted on March 2, 2015 vested on March 2, 2016, and the remainder are scheduled to vest in equal installments on the next three anniversaries of that date. The RSUs granted on May 20, 2015 are scheduled to vest on May 20, 2019. Notwithstanding the foregoing, all of the unvested RSUs held by Mr. Bell terminated when his employment terminated on April 8, 2016. In all cases, vesting of RSUs is subject to continuous service with us or one of our affiliates. Under certain circumstances, the vesting dates may be accelerated. See — Employment Agreements; Severance and Change of Control Arrangements. When RSUs vest, we will, as soon as is administratively practicable, issue one share of our common stock for each unit that vests.

2015 Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gregory T. Mount					27,411	(3)	192,151
					35,846	(4)	251,280
					200,000	(5)	1,402,000

James A. Bell					25,750	(6)	180,508
					25,147	(4)	176,280
					125,000	(5)	876,250

William J. Linehan					14,249	(7)	99,885
					24,265	(4)	170,098
					125,000	(5)	876,250

Thomas L. McKeirnan	11,447	0	12.21	11/21/16
	13,014	0	13.00	5/17/17
	22,000	0	8.74	5/22/18
					2,590	(8)	18,156
					6,628	(9)	46,462
					11,658	(7)	81,723
					20,449	(4)	143,347
					125,000	(5)	876,250
					2,466	(8)	17,287

Harry G. Sladich					5,892	(9)	41,303
					11,658	(7)	81,723
					19,853	(4)	139,170
					125,000	(5)	876,250

(1)	All of the stock awards in this column are RSUs. Their vesting is subject to continuous service with us or one of our affiliates through the respective scheduled dates of vesting disclosed in the footnotes to this table. Under certain circumstances, these vesting dates may be accelerated. See — Employment Agreements; Severance and Change of Control Arrangements.
(2)	The value of these RSUs is calculated by multiplying the number of RSUs by $7.01, the closing market price of our common stock on December 31, 2015.
(3)	One-third of these RSUs vested on January 27, 2016, and the remainder will vest in two equal installments on the next two anniversaries of that date.
(4)	One-fourth of these RSUs vested on March 2, 2016, and the remainder will vest in three equal installments on the next three anniversaries of that date, except that the unvested RSUs held by Mr. Bell terminated when his employment terminated on April 8, 2016.
(5)	These RSUs will vest on May 20, 2019, except that the RSUs held by Mr. Bell terminated when his employment terminated on April 8, 2016.
(6)	10,000 of these RSUs were scheduled to vest on October 9, 2016. The remaining 15,750 were scheduled to vest in three equal installments on May 19, 2016 and the next two anniversaries of that date. All of these RSUs terminated when Mr. Bell’s employment terminated on April 8, 2016.

(7)	These RSUs will vest in three equal installments on May 19, 2016 and the next two anniversaries of that date.
(8)	These RSUs will vest on May 22, 2016.
(9)	These RSUs will vest in two equal installments on May 21, 2016 and May 21, 2017.

2015 Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory T. Mount			19,517	125,104
James A. Bell			5,250	38,430
William J. Linehan			9,833	68,876
Thomas L. McKiernan			12,375	90,644
Harry G. Sladich			11,760	86,137

(1)	All of these stock awards were RSUs. The value of the shares of common stock acquired upon vesting of these RSUs is calculated by multiplying the number of shares by the closing market price of our common stock on the date the RSUs vested.

Employment Agreements; Severance and Change of Control Arrangements

President and Chief Executive Officer

Gregory T. Mount serves as our President and Chief Executive Officer under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Mount receives an annual base salary of $433,333. He is also entitled to receive an annual equity grant with a value equal to at least 50% of his base salary and to participate in our annual bonus plan for executive officers (the “Bonus Plan”) with a target bonus equal to at least 50% of his base salary.

If we terminate Mr. Mount’s employment without cause, we will make a lump-sum severance payment to him equal to his base annual salary for the year in which the termination occurs.

If there is a constructive termination of Mr. Mount’s employment without cause within twelve months after a change of control, then in lieu of the severance described in the preceding paragraph:

•	we will make a lump-sum severance payment to him equal to the sum of

•	150% of his then base salary, plus

•	150% of his target incentive bonus for the year in which the termination occurs, plus

•	150% of his target incentive bonus for the year of termination prorated for the number of days elapsed in that year prior to his termination;

•	we will accelerate vesting on any portion of any equity grant previously made to him under any of our stock incentive plans that would otherwise have vested after the date of the termination; and

•

all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued.

Following any termination of employment in connection with which Mr. Mount is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “cause” means (i) willful and intentional failure or refusal to perform or observe any material duties, responsibilities or obligations, if such breach is not cured within 30 days after we give notice of the breach, which notice shall state that such conduct shall, without cure, constitute cause; (ii) any willful and intentional act involving fraud, theft, embezzlement or dishonesty affecting our company; or (iii) conviction of (or a plea of novo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of our outstanding securities by an investor group; adoption of a plan for liquidation or for sale of substantially all of our assets; or any other similar transaction or series of transactions involving our company.

A “constructive termination” includes an involuntary termination without cause as well as an involuntary termination following (i) a significant reduction in overall scope of duties; (ii) a required relocation more than 30 miles from Spokane, Washington; or (iii) a reduction of more than 20% in base salary or target bonus.

Mr. Bell

James A. Bell served as our Executive Vice President, Chief Financial Officer until his employment terminated on April 8, 2016. Under a written agreement that was restated as of February 27, 2015, he received an annual base salary of $303,077, and he was also entitled to participate in our Bonus Plan with a target bonus equal to at least 40% of his base salary. We paid Mr. Bell a $25,000 bonus in 2015, which he was obligated to reimburse in full if he was terminated for cause or left our company voluntarily prior to October 29, 2016. In connection with the recent termination of his employment, we waived any right we had to require this reimbursement.

If we terminated Mr. Bell’s employment without cause, we were required to make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. The term “cause” had the same meaning for purposes of Mr. Bell’s agreement as it does for Mr. Mount’s. In connection with the recent termination of Mr. Bell’s employment, we paid him severance of $346,000 in a lump sum and agreed to pay the cost of COBRA coverage for him and his qualified beneficiaries for a period of 12 months.

If there had been a constructive termination of Mr. Bell’s employment without cause within twelve months after a change of control, then, in lieu of the severance described in the first sentence of the preceding paragraph, he would have been entitled to the same severance benefits that Mr. Mount would receive upon such a constructive termination, except that Mr. Bell’s lump-sum severance payment would have been based on 100% rather than 150% of his base salary and target incentive bonus.

As a result of the recent termination of Mr. Bell’s employment, he is prohibited from competing with us or soliciting any of our employees for a period of six months.

The term “change of control” and the circumstances that constitute “constructive termination” were the same for purposes of Mr. Bell’s agreement as they are for Mr. Mount’s.

Mr. Linehan

William J. Linehan serves as our Executive Vice President, Chief Marketing Officer under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Linehan receives an annual base salary of $291,500, and he is also entitled to participate in our Bonus Plan with a target bonus equal to at least 40% of his base salary.

If we terminate Mr. Linehan’s employment without cause, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. The term “cause” has the same meaning for purposes of Mr. Linehan’s agreement as it does for Mr. Mount’s.

If there is a constructive termination of Mr. Linehan’s employment without cause within twelve months after a change of control, then, in lieu of the severance described in the preceding paragraph, he will be entitled to the same severance benefits that Mr. Bell would have received upon such a constructive termination.

Following any termination of employment in connection with which Mr. Linehan is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “change of control” and the circumstances that constitute “constructive termination” are the same for purposes of Mr. Linehan’s agreement as they are for Mr. Mount’s, except that a required relocation of his place of employment will not constitute a constructive termination.

Mr. McKeirnan

Thomas L. McKeirnan serves as our Executive Vice President, General Counsel under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. McKeirnan receives an annual base salary of $265,974, and he is also entitled to participate in our Bonus Plan with a target bonus equal to at least 30% of his base salary. The following is a summary of the other material terms of his agreement:

•	Term of Agreement; Restrictive Covenants

Mr. McKeirnan will serve in his current position through December 31, 2016, unless his agreement terminates earlier in accordance with its terms. Thereafter, his agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days’ notice (a “Non-renewal Notice”) prior to the end of 2016 or any later calendar year. Following termination of the agreement for any reason, Mr. McKeirnan will generally be prohibited from competing with us for a period of one year or soliciting any of our employees for a period of two years.

•	Annual Bonus

If Mr. McKeirnan attains the target performance measures determined under our Bonus Plan for a particular year, he must be eligible, subject to any discretion accorded the Compensation Committee under the terms of the Bonus Plan to withhold a bonus otherwise payable, to receive a bonus equal to at least 30% percent of his base salary for that year.

•	Standard Severance Arrangements

If we deliver a Non-Renewal Notice to Mr. McKeirnan or terminate his agreement without cause, or if he terminates his agreement for good reason within six months following the occurrence of the event that constitutes good reason, then:

•	we will accelerate vesting on any portion of any equity grant previously made to him under any of our stock incentive plans that would otherwise have vested after the date of the termination;

•

all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued;

•

we must provide a lump-sum severance payment equal to his cash compensation for the prior year (but not less than his total annual base salary rate), plus the target award amount available under the Bonus Plan for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a one-year period; and

•

to the extent that the foregoing severance payments or benefits received by him are deemed “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby result in the imposition upon him of the excise tax imposed by Section 4999 of the Code, we must pay him an additional amount (the “Gross-Up Payment”) such that the net amount retained by him, after deduction of (i) any excise tax payable on such excess parachute payments and the Gross-Up Payment, and (ii) any federal, state and local income and employment taxes payable on the Gross-Up Payment, is the same as it would have been if such excise tax had not been imposed.

The circumstances that constitute “good reason” entitling Mr. McKeirnan to severance benefits following a voluntary termination of employment generally relate to: (i) assignment to him of duties materially inconsistent with his positions and responsibilities as described in the agreement; (ii) removing him from such positions; (iii) any material continuing breach of the agreement; and/or (iv) a change in our headquarters office location. However, he will not have good reason unless he gives us written notice of the occurrence of the specified conduct or event that gives rise to his having good reason, and we fail to cure such conduct or event within 30 days after receipt of such notice.

•	Change of Control Arrangements

If our company undergoes a change of control, then we will accelerate vesting on any portion of any equity grant previously made to Mr. McKeirnan under any of our stock incentive plans that would otherwise have vested after the date of the termination, and all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued.

If there is a constructive termination of Mr. McKeirnan’s employment without cause within twelve months after a change of control, he will be entitled to the same severance benefits that Mr. Bell would receive upon such a constructive termination. These benefits will be in lieu of the severance described above under Standard Severance Arrangements, except that he will still be entitled to a Gross-Up Payment if any of his benefits constitute excess parachute payments.

The term “change of control” is the same for purposes of Mr. McKeirnan’s agreement as it is for Mr. Mount’s.

Mr. Sladich

Harry G. Sladich serves as our Executive Vice President, Hotel Operations and Sales under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Sladich receives an annual base salary of $242,310.

If there is a constructive termination of Mr. Sladich’s employment without cause within twelve months after a change of control, he will be entitled to the same severance benefits that Mr. Bell would have received upon such a constructive termination.

Following any termination of employment in connection with which Mr. Sladich is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “change of control” and the circumstances that constitute “constructive termination” are the same for purposes of Mr. Sladich’s agreement as they are for Mr. Mount’s.

Table of Severance Payments and Benefits

If the employment of our executive officers had terminated on January 1, 2016 under circumstances entitling them to the severance and change of control benefits described above, the lump-sum severance payments payable to the executive officers, and the value of the other severance benefits they would have received, would have been as shown in the following table:

Name	Severance Payment	Accelerated Restricted Stock Units (1)	Life, Health and Insurance Benefits	Gross-Up Payment	Total
Gregory T. Mount (2)	$975,000	$1,845,431	$0	$0	$2,820,431
James A. Bell (3)	$424,308	$1,233,038	$0	$0	$1,657,346
William J. Linehan (3)	$408,100	$1,146,233	$0	$0	$1,554,333
Thomas L. McKeirnan (3)	$372,364	$1,165,938	$7,653	$654,030	$2,199,985
Harry G. Sladich (3)	$339,234	$1,155,733	$0	$0	$1,494,967

(1)	The value of the accelerated restricted stock units is calculated by multiplying the number of unvested units by $7.01, the closing market price of our common stock on December 31, 2015.
(2)	The severance payment for Mr. Mount equals 150% of his base salary for 2015 plus 150% of the target amount available to him under the Bonus Plan for 2015.
(3)	The severance payment for each of Messrs. Bell, Linehan, Sladich and McKeirnan equals his base salary for 2015 plus the target amount available to him under the Bonus Plan for 2015.

DIRECTOR COMPENSATION

The following summarizes our standard compensation arrangements for our directors, which are subject to modification at any time.

We pay each of our non-employee directors, other than Enrico Marini Fichero and Alexander Washburn, a retainer at the annual rate of $100,000. We pay our Chairman of the Board an additional fee at the annual rate of $30,000. The chair of the Audit Committee receives an additional fee at the annual rate of $20,000. The chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional fee at the annual rate of $15,000. Non-chair committee members receive an additional fee at the annual rate of $5,000 for each committee on which they serve. All of these director fees are payable in advance in equal quarterly installments. For each quarter, $17,500 of the fees is paid in shares of our common stock based on the closing market price on the regularly scheduled quarterly payment date. The balance of the quarterly fees are payable in cash, although they may be paid in stock to the extent a director so elects.

From time to time we have made payments to directors on an ad hoc basis for service in connection with special projects or on non-standing committees of the Board.

It is also our policy to reimburse directors for their out-of-pocket expenses incurred in connection with their service on the Board and its committees.

2015 Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2015:

Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Total ($)
Raymond R. Brandstrom	50,000	70,000	120,000
Ryland P. Davis (1)	24,471	17,500	41,971
James P. Evans	42,500	70,000	112,500
Enrico Marini Fichero	0	0	0
David J. Johnson	39,808	70,000	109,808
Melvin L. Keating	66,058	70,000	136,058
Michael Vernon	50,000	70,000	120,000
Alexander Washburn	0	0	0
Robert G. Wolfe	51,250	70,000	121,250

(1)	Mr. Davis retired effective May 20, 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (AS 16), issued by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with BDO USA, LLP their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for 2016.

Respectfully submitted,

Audit Committee of the Board of Directors

Michael Vernon, Chairman

Raymond R. Brandstrom

Melvin L. Keating

April 1, 2016

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid

BDO USA, LLP billed our company the amounts shown in the table below for professional services related to 2015 and 2014:

Services Rendered	2015	2014
Audit Fees (1)	$448,300	$476,000
Audit-Related Fees (2)	46,000	41,000

Total Audit and Audit-Related Fees	494,300	517,000
Tax Fees (3)	89,655	124,450
All Other Fees (4)	—	—

Total Fees	$583,955	$641,450

(1)	The audit fees covered the annual audit of our financial statements, Sarbanes-Oxley compliance work and quarterly reviews.
(2)	The audit-related fees covered audit and attest services for entities we consolidate that are required by agreement but not by statute or a regulatory body. They also covered the audit of our employee benefit plan.
(3)	The tax fees covered tax returns, year-end tax planning and tax advice.
(4)	BDO USA, LLP did not bill us for any other professional services rendered during 2015 or 2014, and it did not provide our company during either of those years any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting, setting compensation and overseeing the work of our independent registered public accounting firm. The committee has adopted a policy that requires advance approval of audit, audit-related, tax, and other services (“audit and non-audit services”) performed by the independent registered public accounting firm.

The committee has delegated to its chairman authority to approve permitted services provided that the chairman reports any decisions to the committee at its next regularly scheduled meeting. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the committee or chairman is requested. The committee or chairman reviews these requests and advises management if the engagement services of the independent registered public accounting firm are approved. On a periodic basis, management reports to the committee actual spending for audit and non-audit services compared to approved amounts.

Auditor Independence

The Audit Committee has considered and determined that the other professional services provided by BDO USA, LLP are compatible with maintaining its independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Statement of Policy with respect to Related Party Transactions, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board, or in certain cases the full Board, approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to the following related parties:

•	our directors;

•

any of our executive or other officers who are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission;

•	any person who is the beneficial owner of more than 5% of our common stock;

•	any immediate family member, as defined in the policy, of any of the foregoing persons; and

•	any entity that is owned or controlled in substantial part by any of the foregoing persons.

“Related party transaction” is defined in the policy as a transaction between us and any of the foregoing persons.

Under the policy, the following transactions are deemed to be automatically pre-approved:

•	any compensation paid to a related party that has been approved by the Compensation Committee;

•

any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $50,000 or two percent of the charitable organization’s total annual receipts;

•

any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction where the related party’s interest arises solely from participation in an employee benefit plan maintained by us for the general benefit of all of our employees; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

On January 15, 2015, we transferred 12 of our wholly owned hotels valued at approximately $89.8 million into 12 separate wholly owned subsidiaries of RL Venture Holding LLC (“RL Venture Holding”). RL Venture Holding is a wholly owned subsidiary of RL Venture LLC (“RL Venture”), a newly created entity that was initially wholly owned by us. On the same day, RL Venture Holding and the 12 wholly owned subsidiaries obtained a $53.8 million loan secured by the 12 hotels from Capital Source, a division of Pacific Western Bank. The loan proceeds were used primarily to pay us approximately $18.1 million in cash and to pay off approximately $30.6 million of debt encumbering the 12 hotels, the agreed consideration for our transfer of the 12 hotels. On the following day, we sold a 45% member interest in RL Venture to Shelbourne Falcon RLHC Hotel Investors LLC (“Shelbourne”) for approximately $18.5 million in cash. Shelbourne is an entity led by Shelbourne Capital LLC and includes several other institutional real estate investors, including Columbia Pacific Real Estate Fund II, LP (the “Real Estate Fund”), an affiliate of Columbia Pacific Opportunity Fund, LP, one of our company’s largest shareholders (“Columbia Pacific”). The Real Estate Fund is the majority equity investor in Shelbourne. Alexander Washburn, one of our directors, is a managing member of Columbia Pacific Advisors, LLC, which serves as the investment manager of the Real Estate Fund, and he also serves as one of three representatives of Shelbourne on the seven-person board of directors that governs RL Venture. All 12 hotels are managed by our wholly owned subsidiary, Red Lion Hotels Management, Inc., under an initial five-year management contract, with three five-year extensions. In connection with Shelbourne’s investment in the joint venture, we issued to Shelbourne five-year warrants to acquire 442,533 shares of common stock at $6.78 per share.

RL Venture has agreed to pay to Shelbourne an investor relations fee each month equal to 0.50% of RL Venture’s total aggregate revenue. During the year ended December 31, 2015, the amount of the investor relations fee paid to Shelbourne was $374,000.

RL Venture has also agreed to pay CPA Development, LLC, an affiliate of Columbia Pacific, a construction management fee of $200,000. During the year ended December 31, 2015, RL Venture paid $122,000 of this fee.

In May 2015, we entered into a management agreement with Columbia Woodlake LLC, the owner of Red Lion Hotel Woodlake Conference Center Sacramento. Alexander Washburn, a member of our Board, is a a manager and 50% owner of Columbia Pacific Advisors, LLC, the entity that serves as the managing member of Columbia Woodlake LLC. During the year ended December 31, 2015, we recognized management fee and brand marketing fee revenue from Columbia Woodlake LLC of $129,000.

Effective March 29, 2016, our wholly owned subsidiary, Red Lion Hotels Management, Inc., entered into a one-year contract to manage the Hudson Valley Resort and Spa, a hotel located in Kerhonkson, New York. The hotel is owned by HNA Hudson Valley Resort & Training Center LLC, an affiliate of HNA RLH Investments LLC, one of our largest shareholders, and is controlled by HNA Group North America LLC, for which Enrico Marini Fichera, one of our directors, serves as the Head of Investments. Under that contract, our subsidiary is entitled to a monthly management fee equal to $8,333 or three percent of the hotel’s gross operating revenues, whichever is larger.

Except as disclosed above, no related party transactions occurred during 2015 other than transactions that were deemed to be automatically pre-approved under the policy.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy for our 2017 Annual Meeting of Shareholders must be received by us on or prior to December 21, 2016.

A shareholder of record, who intends to submit a proposal at the 2017 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement or proxy, or who intends to submit one or more nominations for directors at the meeting, must provide us prior written notice. Written notice of any such proposal or nominations should be addressed to our Secretary and received at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201 not later than December 21, 2016. The written notice must satisfy certain requirements specified in our By-Laws, which are included in the excerpt from the By-Laws attached as Appendix B to this proxy statement. A complete copy of our By-Laws will be sent to any shareholder upon written request to our Secretary.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling our Secretary, 201 West North River Drive, Suite 100, Spokane, Washington 99201 ((509) 459-6100).

APPENDIX A

Corporate Governance Guidelines Regarding Director Qualifications

Director Qualification Standards

1.	The Nominating and Corporate Governance Committee is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at our company’s annual meeting of shareholders.

2.	In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of our company.

3.	Independent Directors must comprise a majority of the Board.

4.	A director will not be an “Independent Director” if any of the following situations set forth in the following categories apply:

(a)	the director has been an employee of our company, or any of its consolidated subsidiaries, during the last three years, or the director has an Immediate Family Member who is, or who has been during the last 3 years, an executive officer of our company;

(b)	the director or the director’s Immediate Family Member has received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;

(c)	(i) the director is a current partner or employee of a firm that is our company’s independent auditor, (ii) the director has an immediate Family Member who is a current partner of such a firm, (iii) the director has an Immediate Family Member who is a current employee of such a firm and personally works on our company’s audit, or (iv) the director or an Immediate Family Member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our company’s audit within that time;

(d)	the director or the director’s Immediate Family Member is, or during the last three years, has been, part of an interlocking directorate in which a current executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employed the director (or any of his or her Immediate Family Members) as an executive officer;

(e)	the director is a current employee, or the director’s Immediate Family member is a current executive officer of a company that makes payments to, or receives payments (exclusive of charitable contributions that the Company discloses on its website or in its annual proxy statement) from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company;

(f)	the director has a material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with our company, or any of its consolidated subsidiaries. For this purpose, “material relationship” is defined as one in which the person, or an entity of which the director (or the director’s Immediate Family Member) is an employee, makes payments to, or receives payments from, our company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues.

5.	In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a)	A member of the Audit Committee may not receive consulting, advisory or other compensatory fees from our company, or any of its consolidated subsidiaries, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board (compensatory fees do not include the receipt of fixed amounts under a retirement plan (including deferred compensation) for prior service with our company or any of its consolidated subsidiaries, provided that such compensation is not contingent in any way on continued service).

(b)	No member of the Audit Committee may be an “affiliated person” of our company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

6.	The number of boards on which a director may sit may be reviewed on a case-by-case basis by the Board.

7.	The Board has not established term limits for directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing our company to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into our company and its operations, thereby increasing their contributions to our company. However, in order to promote both continuity and turnover, and to further the expectation that Board members will be very actively involved in both the affairs of our company and the communities which our company serves, the Board will normally not nominate a person who would be serving on the Board after the age of 75.

8.	Each director shall be obligated to notify the Chairman of the Board of our company promptly upon learning of any fact which causes such director not to be considered an Independent Director, as set forth in paragraph 4 above, or if any entity of which such director is an officer or director becomes a competitor of our company. The Nominating and Corporate Governance Committee shall review the situation and make a prompt recommendation to the Board.

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APPENDIX B

Provisions of By-Laws Regarding Director Nominations

Section 3.3 Nominations and Qualifications of Directors.

(1)	Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.

(2)	If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3)	A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.

(4)	The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5)	Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

(6)	All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

B-2

APPENDIX C

2016 RLHC Executive Officers Bonus Plan

Purpose

RLHC is committed to compensating employees through comprehensive and competitive pay packages that include base salary, bonus programs, incentive plans, competitive benefits plans, and reward and recognition programs. These programs are designed to motivate employees to exceed performance expectations in support of the company’s business objectives.

The Executive Officers Bonus Plan (“Plan”) provides the opportunity for annual bonus payments to the contributors who drive the successful attainment of company goals. The success of the company relies on many factors. Adjusted EBITDA is the main driver behind this plan, however; our success also depends on department and individual goals.

Plan Year

January 1, 2016 to December 31, 2016

Eligible Employees; Target Bonus and Maximum Bonus

Eligible Employees	Target Bonus	Maximum Bonus
Executive Vice President	50% of Base Salary	100% of Base Salary
Chief Executive Officer	75% of Base Salary	150% of Base Salary

An employee must hold one of the above positions at the beginning of the Plan Year in order to be eligible to participate in this Plan.

Plan Components

Whether a participant will receive a bonus under the Plan depends on the extent to which the following goals are achieved:

(1)	A company goal based on budgeted Adjusted EBITDA for 2016 (“Budgeted Adjusted EBITDA”);

(2)	A department goal based on RLHC’s 2016 earnings per share; and

(3)	An individual goal based on one or more of the following business criteria: gross operating profit; revenues from group business; RevPar growth; increase in RevPar index; development of tools to measure guest experience; and addition of franchised and managed hotels to RLHC’s system of hotels.

The department and individual goals are established by the Compensation Committee.

Bonus Calculation

For purposes of calculating the bonuses, if any, due under this Plan, the company goal achievement (“EBITDA Goal Achievement”) will be the fraction (expressed as a percentage) determined by dividing (i) RLHC’s 2016 Adjusted EBITDA, as disclosed in the 2016 Form 10-K, by (ii) Budgeted Adjusted EBITDA. There will be no bonus payout to the participants unless this percentage exceeds 90%.

The EBITDA Goal Achievement percentage will determine the tentative payouts, if any, to which the participants are entitled, as set forth in or determined from the following table:

	EBITDA Goal Achievement	Target Multiplier(1)	Tentative EVP Payout: % of base salary	Tentative CEO Payout: % of base salary
Maximum	150%	200%	100%	150%
	140%	180%	90%	135%
	130%	160%	80%	120%
	120%	140%	70%	105%
	110%	120%	60%	90
Target	100%	100%	50%	75%
	99%	85%	42.5%	63.75%
	98%	70%	35%	52.5%
	97%	55%	27.5%	41.25%
	96%	40%	20%	30%
Threshold 2	95%	25%	12.5%	18.75%
	94%	20%	10%	15%
	93%	15%	7.5%	11.25%
	92%	10%	5%	7.5%
	91%	5%	2.5%	3.75%
Threshold 1	90%	0%	0%	0%

(1)	The Target Multiplier and tentative payout percentages will be linearly interpolated for EBITDA Goal Achievement percentages that are between two percentages shown in the table.

If a participant achieves both his department and individual goals, he will be entitled to a payout (“Full Payout”) equal to the percentage of base salary determined from the above table for the EBITDA Goal Achievement percentage. If the participant only achieves one of his department and individual goals, he will be entitled to 90% of the Full Payout. If the participant achieves neither his department nor his individual goal, he will be entitled to 80% of the Full Payout.

Clawback

A participant who receives a bonus under the Plan will be required to repay the bonus to RLHC to the extent required by (i) any “clawback” or recoupment policy adopted by RLHC to comply with the requirements of any applicable laws, rules or regulations, or (ii) any applicable law, rule or regulation that imposes mandatory recoupment.

Administration

The Director of Compensation and Benefits, SVP HR, and CFO will administer the Plan.

Calculation, Approval and Payment

As soon as the necessary information is available following the end of the Plan Year, the SVP, HR and the VP, Accounting will complete the bonus calculations for each participant and submit them to the CFO for review and approval. Once approved by the CFO, he will submit the bonus calculations to the Compensation Committee for final approval. Upon Compensation Committee approval, the CFO will provide the payment information to the VP, Accounting and SVP, HR for record keeping, who will in turn submit it to the payroll office for payments. Payments will be made to participants as soon as administratively possible following the end of the bonus period. Typically, payments are approved following the February Board meeting and paid as soon as practical thereafter. Calculations are based on the base salary of the participant on the last day of the Plan Year.

C-2

Effect of Change in Employment Status/Termination

Leaves of Absences: To the extent a participant qualifies for an approved leave of absence, that participant’s bonus will not be forfeited, but rather will be prorated. If the leave involves accrued paid leave, the bonus will be unaffected. If the leave involves unpaid leave, the bonus will be prorated based upon the actual number of days worked plus any paid leave as a proportion of the full Plan Year.

Terminations: Bonuses for this Plan are not earned or vested until they are approved by the Compensation Committee and paid. Any bonuses earned will be determined and paid on or before March 31, 2017. To encourage continued employment with RLHC, participants must be employed as of the date of payout in order to earn a bonus. Therefore, any participant whose employment terminates prior to the date of payout will not earn, vest in, or receive a bonus.

General Provisions

There is an overriding discretionary analysis of each participant’s eligibility to receive a bonus. Even though an individual might earn a bonus based on the terms of this Plan, a bonus can be adjusted down or not paid entirely in the sole discretion of the Compensation Committee Directors. Instances when this might occur include overall substandard work performance of the participant, including, but not limited to the below. For example, if a participant fails to follow company policy and procedures, exposes the company to legal liability, exhibits inappropriate behavior, withholds information, or does not adequately follow through on critical incidents, he or she may be disqualified from receiving a bonus. Other disqualifiers may include unacceptable performance against established performance objectives, unacceptable scores on internal audit processes (e.g., HR, Accounting, Risk Management, Internal Audit, Quality Assurance), or poor associate or customer satisfaction scores.

Notwithstanding anything to the contrary in this Plan, individual bonus payments may be deferred, partially paid or withheld in their entirety, at the sole discretion of the Compensation Committee, in consideration of the overall best interests of the company. RLHC reserves the right to cancel, change, modify or interpret any and all provisions of the Plan at any time without notice. Participation in the Plan does not create any entitlement to continued employment and does not alter the at-will status of participants. This Plan will be governed and construed in accordance with the laws of the state of Washington.

This Plan supersedes all previous plans in existence and any past written or verbal communication to any participant regarding the terms of any incentive plan.

C-3

ANNUAL MEETING OF SHAREHOLDERS OF

RED LION HOTELS CORPORATION

May 24, 2016 PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2016:

The Notice of Meeting, Proxy Statement, Proxy Card and 2015 Annual Report are available at http://investor.shareholder.com/rlhcorp/annuals-proxies.cfm.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333333033000 6 052416

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED:

“FOR” THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1

“FOR” PROPOSALS 2, 3 AND 4

IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. TO ELECT NINE DIRECTORS TO THE BOARD OF DIRECTORS:

FOR AGAINST ABSTAIN

RAYMOND R. BRANDSTROM

JAMES P. EVANS

ENRICO MARINI FICHERA

DAVID J. JOHNSON

MELVIN L. KEATING

GREGORY T. MOUNT

MICHAEL VERNON

ALEXANDER WASHBURN

ROBERT G. WOLFE

2. RATIFICATION OF SELECTION OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

3. APPROVAL OF THE 2016 RLHC EXECUTIVE OFFICERS BONUS PLAN.

4. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Signature of Shareholder Date:

Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

RED LION HOTELS CORPORATION

May 24, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2016:

The Notice of Meeting, Proxy Statement, Proxy Card and 2015 Annual Report are available at http://investor.shareholder.com/rlhcorp/annuals-proxies.cfm.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

000033333333330330006 052416

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED:

• “FOR” THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1

• “FOR” PROPOSALS 2, 3 AND 4

• IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. TO ELECT NINE DIRECTORS TO THE BOARD OF DIRECTORS:

RAYMOND R. BRANDSTROM

JAMES P. EVANS

ENRICO MARINI FICHERA

DAVID J. JOHNSON

MELVIN L. KEATING

GREGORY T. MOUNT

MICHAEL VERNON

ALEXANDER WASHBURN

ROBERT G. WOLFE

2. RATIFICATION OF SELECTION OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

3. APPROVAL OF THE 2016 RLHC EXECUTIVE OFFICERS BONUS PLAN.

4. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF RED LION HOTELS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your voting instructions by telephoning I-800-PROXIES, or going to WWW.VOTEPROXY.COM, and following the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Gregory T. Mount, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated on the reverse side, all shares of Common Stock of Red Lion Hotels Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of Red Lion Hotels Corporation to be held on Tuesday, May 24, 2016, at 9:00 a.m. local time at the Hotel RL Baltimore Inner Harbor, 207 E. Redwood St., Baltimore, MD 21202 and at any adjournments thereof, on all matters that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

COMMENTS:

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